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                                                                    EXHIBIT 2.02


                            TECH INDUSTRIES U.K. LTD.
                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is dated as of this 1st day of September, 2003, by and between (i) Portola Packaging, Inc., a Delaware corporation (the "Buyer"), and (ii) Herbert Wang (the "Seller").

         WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock (the "Stock") of Tech Industries U.K. Ltd., a Rhode Island corporation (the "Company"); and

         WHEREAS, the Seller desires to sell all of the Stock to the Buyer, and the Buyer desires to purchase all of the Stock from the Seller, upon the terms and subject to the conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF STOCK.

         1.1. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, at the Closing (as defined to in Section 2 hereof), all of the Stock, in exchange for the payment of the Purchase Price (as defined in Section 1.2 hereof).

         1.2. Delivery of Purchase Price. At the Closing, the Buyer shall pay to the Seller, as the purchase price for the Stock (the "Purchase Price"), an amount equal to $116,000, subject to increase as provided in Section 3 hereof. The payment of the Purchase Price shall be made to the Seller by wire transfer of immediately available funds.

         2. CLOSING.

         2.1. Time and Place. The closing of the sale and purchase of the Stock (the "Closing") shall be held at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts, at 10:00 a.m. on September 15, 2003, or at such other time, date and place as the Buyer and the Seller may agree. The date on which the Closing is actually held hereunder is referred to herein as the "Closing Date."

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         2.2. Transactions at Closing. At the Closing, in addition to any other instruments or documents referred to herein:

                  (a) The Seller shall deliver to the Buyer, free and clear of any lien, claim or encumbrance, certificates representing the Stock, duly endorsed in blank or with duly executed stock powers attached.

                  (b) The Buyer shall deliver the Purchase Price to the Seller by wire transfer of immediately available funds.

         3. ADJUSTMENT TO PURCHASE PRICE. At the Closing, the Seller shall prepare and deliver to the Buyer a certificate signed by the President of the Company certifying as to the amount of (a) cash (in pounds sterling) of the Company on hand as of the Closing Date (the "Closing Date Cash"), and (b) accounts receivable (in pounds sterling) outstanding as of the Closing Date (the "Closing Date Receivables"). The aggregate amount of the Closing Date Cash and the Closing Date Receivables shall increase the Purchase Price on a dollar-for-dollar basis (by way of converting the Closing Date Cash and Closing Date Receivables in pounds sterling into US dollars at the then applicable exchange rate), and shall be paid by the Buyer to the Seller at the Closing.

         4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Buyer as follows:

         4.1. Organization; Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. The Seller has delivered to the Buyer complete and correct copies of the Company's charter documents and Bylaws and all amendments thereto. The Company has all requisite power and authority to own or lease and operate its properties and to carry on its business as such business is now conducted.

         4.2. Right to Sell Stock; Approvals; Binding Effect. The Seller has all requisite power and full legal right to enter into this Agreement, and to perform all of his agreements and obligations hereunder. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

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         4.3. Non-Contravention. The execution and delivery by the Seller of this Agreement, and the consummation by the Seller of the transactions contemplated hereby, will not constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of the Seller pursuant to (a) any agreement or instrument to which the Seller is a party or by which the Seller or any of the Seller's property is bound or to which the Seller or any of the Seller's property is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which the Seller is subject.

         4.4. Governmental Consents. No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Seller of this Agreement or for the consummation by the Seller of the transactions contemplated hereby.

         4.5. Subsidiaries. The Company has no subsidiaries, and beneficially owns or holds of record no shares or other securities of any class in the capital of any corporations, and owns any legal and/or beneficial interests in any partnerships, limited liability companies, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

         4.6. Capitalization. The authorized capital stock of the Company consists of 4,000 shares of common stock, no par value per share, 200 shares of which are issued and outstanding on the date hereof and are owned of record by the Seller. All of the Stock will be sold by the Seller to the Buyer pursuant hereto and is validly issued and outstanding, fully paid and non-assessable. There are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any shares of capital stock or other securities of the Company.

         4.7. Title to Stock, Liens. The Seller has, and as of the consummation of the Closing the Buyer will have, sole record and beneficial ownership of all of the Stock, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.

         4.8. Minute Books. The minute books of the Company made available to the Buyer for inspection accurately record therein in all material respects all actions taken by the Board of Directors and shareholders of the Company.

         4.9. Broker. Except with respect to Edgeview Partners LLC, whose fees in connection with the transactions contemplated hereby shall be the sole

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responsibility of the Seller, the Seller has not retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby represents and warrants to the Seller as follows:

         5.1. Organization; Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2. Corporate Approval; Binding Effect. The Buyer has all requisite power and full legal right to enter into this Agreement, and to perform all of the Buyer's agreements and obligations hereunder, in accordance with its terms. The Buyer has obtained all necessary corporate or organizational authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

         5.3. Non-Contravention. The execution and delivery by the Buyer of this Agreement, and the consummation by the Buyer of the transactions contemplated hereby, will not (a) violate or conflict with any provisions of the charter documents or By-Laws or other constituent documents of the Buyer, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of the Buyer pursuant to (i) any agreement or instrument to which the Buyer is a party or by which the Buyer or any of its properties is bound, or to which the Buyer or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which the Buyer is subject.

         5.4. Governmental Consents. No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Buyer of this Agreement or for the consummation by the Buyer of the transactions contemplated hereby.

         5.5. Broker. The Buyer has not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the

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negotiation or consummation of the transactions contemplated by this Agreement.

         6. CONDUCT OF BUSINESS BY THE COMPANY PENDING CLOSING. The Seller covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the Buyer in writing:

         6.1. Access. The Seller shall cause the Company to afford to the Buyer and its authorized representatives full access during normal business hours, upon reasonable advance notice from the Buyer and so long as such access does not cause any disruption to the operation of the Company's business, to all properties, books, records, contracts and documents of the Company, and a full opportunity to make such reasonable investigations as they shall desire to make of the Company, and the Seller shall furnish or cause to be furnished to the Buyer and its authorized representatives all such information with respect to the Company's business as the Buyer may reasonably request.

         6.2. Carry on in Regular Course. The Seller shall cause the Company to carry on its business diligently and substantially in the same manner consistent with past practice, and not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation.

         6.3. Dividends. The Company shall be permitted to distribute to the Seller all cash and cash equivalents of the Company.

         7. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS. The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance thereof is not waived in writing by the Buyer):

         7.1. Representations and Warranties True at Closing. The representations and warranties made by the Seller in or pursuant to this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

         7.2. Compliance with Agreements. The Seller shall have performed and complied with all of his obligations under this Agreement to be performed or complied with by him on or prior to the Closing Date.

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         7.3. Certificate of Seller. The Seller shall have delivered to the
Buyer in writing, at and as of the Closing, a certificate duly executed by the Seller, in form and substance reasonably satisfactory to the Buyer and its counsel, to the effect that the conditions in each of Sections 7.1 and 7.2 hereof have been satisfied.

         7.4. Resignations of Directors and Officers. All of the directors and officers of the Company listed on Schedule 7.4 hereto shall have resigned their positions with the Company, on or prior to the Closing Date, and prior thereto shall have executed such appropriate documents with respect to the transfer or establishment of bank accounts, signing authority, etc., as the Buyer shall have reasonably requested.

         7.5. Closing of Tech Purchase Agreement. The "Closing" under that certain Stock Purchase Agreement, of even date herewith (the "Tech Purchase Agreement"), by and among the Seller, James J. Carria and Lawrence I. Silverstein, as trustees of The Herbert Wang 1988-1 Irrevocable Trust (GST Exempt Share) and The Herbert Wang 1988-1 Irrevocable Trust (Non-GST Exempt Share), and the Buyer, with respect to the purchase and sale of all of the outstanding capital stock of Tech Industries, Inc., a Rhode Island corporation, shall have occurred.

         8. CONDITIONS PRECEDENT TO THE SELLER' OBLIGATIONS. The obligation of the Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance thereof is not waived in writing by the Seller):

         8.1. Representations and Warranties True at Closing. The representations and warranties made by the Buyer in this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

         8.2. Compliance with Agreements. The Buyer shall have performed and complied with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

         8.3. Certificate of Buyer. The Buyer shall have delivered to the Seller in writing, at and as of the Closing, a certificate duly executed by the President of the Buyer, in form and substance reasonably satisfactory to the Seller and his counsel, to the effect that the conditions in each of Sections
8.1 and 8.2 hereof have been satisfied.

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         8.4. Closing of Tech Purchase Agreement. The "Closing" under the Tech
Purchase Agreement shall have occurred.

         9. LIMITATION ON LIABILITY. Notwithstanding anything to the contrary set forth in this Agreement, the maximum liability of the Seller to the Buyer under this Agreement with respect to any breach by the Seller of any representation, warranty, covenant, obligation or undertaking of the Seller under this Agreement, shall not exceed the Purchase Price (as it may be increased pursuant to Section 3 hereof).

         10. TERMINATION. This Agreement may be terminated by either the Buyer or the Seller in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the "Closing" under the Tech Purchase Agreement shall not have occurred on or before October 24, 2003, unless such failure to close is a consequence of the breach of this Agreement, or the default on its obligations hereunder, by the terminating party.

         11. GENERAL.

         11.1. Consent to Jurisdiction. The Seller and the Buyer hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the State of Rhode Island over any action or proceeding arising out of or relating to this Agreement, and the Seller and the Buyer hereby irrevocably agree that all claims with respect to such action or proceeding may be heard and determined in such state or federal court. The Seller and the Buyer hereby agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         11.2. Expenses. The Buyer shall pay all transfer and sales taxes payable in connection with the sale of the Stock. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

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         11.3. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

         If to the Seller, to:

                  Mr. Herbert Wang
                  Tech Industries, Inc.
                  85 Fairmount Street
                  P.O. Box J
                  Woonsocket, RI 02895
                  Fax: 401-766-4742

         with a copy sent contemporaneously to:

                  Mr. James J. Carria
                  Mr. William H. Nast
                  Tech Industries, Inc.
                  85 Fairmount Street
                  P.O. Box J
                  Woonsocket, RI 02895
                  Fax: 401-766-4742

                           and

                  Lawrence I. Silverstein, Esq.
                  Bingham McCutchen LLP
                  150 Federal Street
                  Boston, MA 02110
                  Fax: 617-951-8736

         If to the Buyer, to:

                  Portola Packaging, Inc.
                  898-A Faulstich Court
                  San Jose, CA 95112
                  Attention: Jim Taylor, President
                  Fax: 408-452-0122

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         with a copy sent contemporaneously to:

                  Themistocles G. Michos, Esq.
                  720 York Street, Suite 103
                  San Francisco, CA 94110
                  Fax: 415-723-7203

         Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by written telecommunication, when received.

         11.4. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         11.5. Governing Law. The validity and construction of this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws (and not the choice-of-law rules) of the State of Rhode Island.

         11.6. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         11.7. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of either party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.

         11.8. Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

         11.9. Further Assurances. The parties hereto agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

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         11.10. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, other than the Seller and the Buyer and their respective shareholders or other equityholders, if any, any rights or remedies under or by reason of this Agreement.

         11.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.12. Satisfaction of Conditions Precedent. Each of the Seller and the Buyer will use his or its commercially reasonable efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided, however, that nothing contained in this Section 11.12 shall obligate either party hereto to waive any right or condition under this Agreement.

         11.13. Public Statements or Releases. Each of the parties hereto agrees that prior to the consummation of the Closing no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other party hereto.

                  [Remainder of page intentionally left blank]

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         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

                                             BUYER:

                                             PORTOLA PACKAGING, INC.

                                             By:    /s/ JAMES TAYLOR
                                                --------------------------------
                                                    James Taylor, President

                                             SELLER:

                                                    /s/ HERBERT WANG
                                             -----------------------------------
                                             Herbert Wang




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                                  Schedule 7.4

                      Directors and Officers of the Company

Directors:

The Company has no directors.

Officers:

James J. Carria            President and Treasurer

William H. Nast            Secretary

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